AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2005
REGISTRATION NO. 333-119311

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HouseRaising, Inc..
(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-2253025 (IRS Employer Identification No.)

4801 East Independence Boulevard, Suite 201Charlotte, North Carolina 28212 (Address of Principal Executive Offices, including ZIP Code)	Robert V. McLemore 4801 East Independence Boulevard, Suite 201 Charlotte, North Carolina 28212 (Name and address of agent for service)

(704) 532-2121 (Telephone number, including area code, of agent for service)	Amended 2004 Non-Qualified Stock Compensation Plan (Full title of the plan)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

$.001 par value common stock	1,000,000	$1.30 (1)	$1,300,000	$164.71

TOTALS	1,000,000	$1,300,000	$164.71

(1)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of March 31, 2005.

2

INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENT

HouseRaising, Inc., a North Carolina corporation (the “Registrant”) previously registered 3,000,000 shares of Common Stock, par value $.001 per share, for issuance under its 2004 Non-Qualified Stock Compensation Plan (the “Plan”). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on September 28, 2004, bearing the file number 333-119311 (the “Initial Registration Statement”). The Registrant has amended the Plan to provide for the issuance thereunder of an additional 1,000,000 shares of Common Stock (the “Amended Plan”). This Registration Statement is being filed to register the additional 1,000,000 shares of Common Stock of the same class as those for which the Initial Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.          Exhibits

5.1	Opinion and Consent of the Law Offices of Harold H. Martin, P.A.
10.1              Amended 2004 Non-Qualified Stock Compensation Plan
23.1              Consent of Traci J. Anderson, CPA
99.1              North Carolina General Statutes Section 55-8-51

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Charlotte, North Carolina, on April 6, 2005.

HouseRaising, Inc. (Registrant)

By:	/s/ Charles M. Skibo
Name: Charles M. Skibo
Title: Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Charles M. Skibo	Chairman and CEO	April 6, 2005
Charles M. Skibo /s/ Robert V. McLemore	President and Director	April 6, 2005
Robert V. McLemore /s/ Richard von Gnechten	Chief Financial Officer	April 6, 2005
Richard von Gnechten /s/ Christine M. Carriker	Secretary, Treasurer and Director	April 6, 2005
Christine M. Carriker /s/ Grant S. Neerings	VP and Director	April 6, 2005
Grant S. Neerings /s/ James S. O’Connor	VP and Director	April 6, 2005
James S. O’Connor

4